                                                                    Exhibit 3(i)
                           ARTICLES OF INCORPORATION
                                      OF
                                MILLIONAIRE.COM

          THE UNDERSIGNED, acting as incorporator of a corporation under the Nevada Business Corporation Act, adopts the following Articles of Incorporation for such corporation (the "Corporation").

                               ARTICLE I - NAME
                               ----------------

          The name of the Corporation is MILLIONAIRE.COM

                ARTICLE II - INITIAL OFFICE AND RESIDENT AGENT
                ----------------------------------------------

                     The Corporation Trust Company of Nevada
                     One East First Street
                     Reno, Nevada 89501

                              ARTICLE III - STOCK
                              -------------------

          The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.001 per share. All Common Stock of the Corporation shall be of the same class, and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Fully paid stock of the Corporation shall not be liable to any further call or assessment.

                            ARTICLE IV - DIRECTORS
                            ----------------------

          Members of the governing board of the Corporation are directors and the number of directors constituting the initial Board of Directors of the Corporation is one. The name and address of each person who will serve as director until the first annual meeting of stockholders or until any successor is elected and qualifies, is:

          NAME                                   ADDRESS
          ----                                   -------

          Glen Ulmer                             2508 So. 1300 East
                                                 Salt Lake City, Utah 84106

                           ARTICLE V - INCORPORATORS
                           -------------------------

   The name and address of each incorporator is:

          NAME                                   ADDRESS
          ----                                   -------

          Thomas G. Kimble                       311 So State Street, #440
                                                 Salt Lake City, Utah 84111

                                  ARTICLE VI
                                  ----------

                      LIABILITY OF DIRECTORS AND OFFICERS
                      -----------------------------------

          No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except to the extent provided by applicable law.

                   ARTICLE VII - CONTROL SHARE ACQUISITIONS
                   ----------------------------------------

    The provisions of NRS 78.378 to 78.3793 regarding control share acquisitions do not apply to the Corporation.

             ARTICLE VIII COMBINATIONS WITH INTERESTED STOCKHOLDERS
             ------------------------------------------------------

          The provisions of NRS 78.411 to 78.444 regarding combinations with Interested stockholders do not apply to the Corporation.

             ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS
             ------------------------------------------------------

          The Corporation shall Indemnify, and advance expenses as they are incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another Corporation or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

          Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

          DATED this 23rd day of November, 1998.


                                    /s/ Thomas G. Kimble
                                    --------------------------------------------
                                    Thomas G. Kimble, Incorporator

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

     On the 23rd day of November, 1998 personally appeared before me, Thomas G. Kimble, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.

                                    /s/ Diane I. Holbrook
                                    --------------------------------------------
                                    NOTARY PUBLIC
                                    Residing at Salt Lake County
My Commission Expires:

     5/13/2000
----------------------